UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2022, David L. Kemmerly resigned as Chief Legal and Government Affairs Officer of Amedisys, Inc. (the “Company”), effective immediately. Mr. Kemmerly’s resignation will constitute a resignation with good reason under the Amedisys Holding, L.L.C. Amended and Restated Severance Plan for Executive Officers. In connection with Mr. Kemmerly’s resignation, the Compensation Committee of the Board of Directors of the Company approved a mutual separation agreement and general release (the “Separation Agreement”) between the Company and Mr. Kemmerly, which contemplates Mr. Kemmerly’s transition into a consulting role from September 24, 2022 through September 23, 2024 (the “Consulting Term”) pursuant to the terms of a consulting services agreement (the “Consulting Agreement”) attached as an exhibit to the Separation Agreement.

Pursuant to the Separation Agreement, Mr. Kemmerly will be entitled to the following benefits, subject to his signing and not timely revoking the Separation Agreement and his performance of the terms of the Separation Agreement: (i) a cash payment of $743,750, equal to his annual base salary and target bonus for 2022 (the “Severance Payment”); (ii) continued vesting of a total of 3,202 restricted stock units previously awarded to Mr. Kemmerly that are scheduled to vest in February 2023; and (iii) the Company’s payment of Mr. Kemmerly’s COBRA premiums for six months.

Under the Consulting Agreement, the Company will pay Mr. Kemmerly $30,000 per month during the two-year Consulting Term (the “Base Consulting Fee”) and an additional $20,000 per month during the Consulting Term so long as Mr. Kemmerly’s consulting services are provided exclusively to the Company during the Consulting Term (the “Additional Consulting Fee”), in each case subject to Mr. Kemmerly’s performance of the terms of the Consulting Agreement and the Separation Agreement. All payments made to Mr. Kemmerly under the Separation Agreement and Consulting Agreement, other than the Severance Payment, are subject to forfeiture and clawback if Mr. Kemmerly breaches certain obligations, including the confidentiality/non-disclosure, non-disparagement, non-solicitation and non-competition provisions set forth in the Separation Agreement.

The above description of the terms of the Separation Agreement, including the Consulting Agreement attached as an exhibit thereto, is not complete and is qualified by reference to the complete document, which will be filed by the Company with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Christopher T. Gerard
Christopher T. Gerard President and Chief Executive Officer

DATE: September 23, 2022